Exhibit 10.13

                                                         EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") effective as of January 11, 1999, between ANDERSEN GROUP, INC., a Delaware Corporation, (the "Employer") with offices at 515 Madison Avenue, Suite 2000, New York, New York, 10022 and PETER R. BARKER (the "Executive"), an individual residing at 108 East 96th Street, New York, New York 10128.

         The Employer seeks to employ the Executive and the Executive has agreed to enter into this Agreement.

         Now Therefore, the parties in consideration of the mutual promises herein contained hereby agree as follows:

1. Term of Services. The Executive's "term of employment," as this phrase is used throughout this Agreement, shall be for the two (2) year period beginning January 11, 1999 and ending January 12, 2001 subject, however, to earlier termination for either "Cause" (as defined below) or not for "Cause" as expressly provided herein.

2. Employment. The Employer shall employ the Executive, and the Executive shall serve, as Vice President and Chief Financial Officer of the Employer during the term of employment.



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         Subject to his election as such and without additional compensation, if requested,  the Executive  agrees to serve during the term of employment in such
particular   additional   offices  of  comparable   stature  and  responsibility
consistent with his performance as Vice President and Vice President and Chief Financial Officer of the Employer to which he maybe elected from time to time in the Employer and its subsidiaries. During the term of employment, except during the transition period from January 11, 1999 through March 31, 1999, (the "Transition Period") during which the Executive shall be permitted to wind up the matters for which he has been responsible prior to term of employment, (i) the Executive's services shall be rendered on a substantially full time, exclusive basis, (ii) he will apply on a substantially full time basis all of his skill and experience to the performance of his duties in such employment,
(iii) he shall have no other employment and, without the consent of a majority of the members of the Employer's Board of Directors (the "Board"), no outside business activities that require the devotion of substantial amounts of the Executive's time, and (iv) unless otherwise specified by the Board, the Executive, the headquarters for the performance of his services shall be the principal executive offices of the Employer in the greater New York metropolitan area (currently located 515 Madison Avenue, Suite 2000, New York, New York 10022), subject to such reasonable travel as the performance of his duties in the business of the Employer may require.

         Except during the Transition Period, during the term of employment, the Executive shall not, directly or indirectly, render any services to any other person, or acquire any interests of any type in any other person, that might be deemed in competition with the Employer or any of its subsidiaries or affiliates or in conflict with his position as Vice President and Chief Financial Officer of the Employer; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (i) acquiring, solely as an investment and through market purchases, securities of any corporation that are registered under Section l2(b) or l2(g) of the Securities Exchange Act of 1934 and that are publicly traded so long as he is not part of any control group of such corporation(s) or companies, (ii) acquiring, solely as an investment, any securities of a partnership, trust, corporation (other than a corporation that has outstanding securities covered by the preceding clause (i)) or other entity so long as such entity is not, directly or indirectly, in competition with the Employer or any of its subsidiaries or affiliates or (iii) serving as a director of any corporation that is not in competition with the Employer or any of its subsidiaries or affiliates.

3. Compensation. The Compensation of the Executive shall be comprised of the following components: Base Salary; Incentive Compensation (Bonus); Incentive Stock Options; Other Fringe Benefits; Severance; the Stock Loan/Purchase Program; and the Non-Qualified Stock Options.



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         3.1 Base  Salary.  The  Employer  shall  pay or cause to be paid to the
Executive during the term of employment a base salary of not less than the annual rate of $150,000 (the "Base Salary"), payable in accordance with current practices of the Employer, as such practices may exist from time to time, it being understood and acknowledged by the Executive that currently the payment practices of the Employer call for such payments to be made monthly in arrears.

         Due to the short term of the Executive's employment as of February 28, 1999, the Executive will not receive a full compensation review at that time. Instead, effective as of March 1, 1999, the Executive shall receive an increase in his Base Salary equal to the "standard increase" (an amount equal to approximately 4% per annum) applied to the eligible payroll of the Employer.

         As of March 1, 2000, the Executive's Base Salary will be subject to a full review by the Employer and the Employer, by action of the Compensation Committee of the Employer's Board of Directors (the "Compensation Committee") taken in its discretion, may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment.

         3.2 Incentive Bonus Compensation ("Bonus") For Fiscal Year Ended February 28, 1999. In addition to the Base Salary, the Executive shall be entitled to receive an annual bonus for the approximate two (2) month period from January 11, 1999 through the end of the Employer's fiscal year ended February 28, 1999 in the amount of $10,000.

         3.3 Incentive Bonus Compensation For Fiscal Years Ended February 29, 2000 and Thereafter. In addition to the Base Salary, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus") for the twelve (12) month period, after March 1, 1999 in an amount equal to the annual rate of fifteen percent (15%) of the Base Salary in effect as of February 29, 2000. The awarding of the Annual Bonus shall be based upon the Executive achieving, as determined in the sole discretion of the Compensation Committee, the Management By Objective ("Management by Objectives" or "MBO") goals (the "MBO Goals") that have been established for the Executive for the fiscal year by mutual agreement between the Executive and the Employer.



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         Although  all of the MBO Goals for the  Executive  for the fiscal  year ended February 29, 2000 have not been established, the Executive and the Employer agree that one of the Executive's MBO Goals for such time period shall be that The J. M. Ney Company ("Ney"), a wholly-owned subsidiary of the Employer, in a manner acceptable to the Board, shall either: (a) have completed an acquisition of a business that has annual revenues of in excess of $15 million, or (b) have completed an initial public offering of the stock of Ney.

         3.4 Incentive Stock Option. In addition to the Base Salary the Employer has an incentive stock option plan ("ISO Plan") currently in existence and the Executive shall be awarded 10,000 shares pursuant to the terms and subject to the conditions of the ISO Plan, as it exists from time to time, at the mean of the Bid and Asked prices of the Employer Common Stock in effect as of the Executive's first day of work, currently scheduled to occur on January 11, 1999.

         3.5 Executives Other Fringe Benefits. In addition to the Base Salary the Employer shall receive such other fringe benefits ("Other Fringe Benefits") as the Employer may have in effect from time to time, including the following fringe benefits that are currently in effect for employees of the Employer: life insurance, disability insurance, medical insurance and vacations in accordance with the Employer's standard policies relating thereto, which policies, as of the date hereof, currently provide for the following benefits (it being acknowledge by the Executive that certain of these fringe benefits will require contributions from the Executive):

     A. Life Insurance. $250,000 of term life insurance over and above the $50,000 of term life insurance provided by the Employer's standard benefit plan.

     B. Disability Insurance. Disability insurance pursuant to such plan of disability insurance that the Employer may have in effect from time to time for employees of comparable status to the Executive.

     C. Medical Insurance. The CIGNA Plan Major Medical (Approximately 75% of the premiums for this insurance are currently paid for the employees by the Employer.)


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     D.  Vacation.  The  Standard  Vacation  Policy  of the  Employer  (and  the
exceptions, where applicable, for the Executive) is as follows:

     o Two Weeks Annual Vacation: during the first five (5) years of employment. (In addition, the Executive shall receive one additional week during the initial five (5) years of employment.)

     o Three Weeks Annual Vacation: during the next four (4) years of employment (employment years six through nine).

     o Four Weeks Annual Vacation: during the tenth year of employment and thereafter

     3.6 Severance.



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     A. No  Severance  If  Termination  Is For  "Cause"  By the  Employer  Or If
Termination Is By Executive's Own Volition. In the event of (i) termination of the employment of the Executive by the Employer for "Cause" (as defined below) or (ii) termination of the employment of the Executive by the Executive by his own volition, there will be no severance ("Severance") payments and the Base Salary shall be paid to the Executive to the date of termination and the Executive shall not be entitled to receive any other form of compensation from the Employer whether pursuant to this Agreement or otherwise; provided however, with respect to the Stock Loan/Purchase Program (described and defined below), the rights and obligations of the parties pursuant to the various documents (including the provisions in this Agreement) that relate to such program as otherwise set forth herein (or in the other documents relating thereto) shall continue to be in full force and effect pursuant to their respective terms and subject to their respective conditions notwithstanding such termination.

                  B. Severance Paid If Termination of Executive Is Not For "Cause" The Executive acknowledges and agrees that the Employer has and retains the right to terminate the Executive's employment not for "Cause." In the event of the termination of the employment of the Executive by the Employer not for "Cause," the following provisions shall apply:

                                    i.  Severance  Paid  If  Termination  Occurs
                                    During   the   First    Contract   Year   of
                                    Employment. In the event that Executive is terminated by the Employer not for "Cause" during the First Contract Year, then in that event, the Employer shall pay Executive a sum equal to:

                                            (A) 90 days of  Base  Salary  (which
                                            amount   shall  be  payable  to  the
                                            Executive in any event regardless of
                                            the  amount,  if  any,  of  the  Pay
                                            Differential, plus

                                            (B) the "Pay  Differential," if any,
(as defined and described below).

                                    "Pay  Differential"  (whether  for the First
                                    Contract Year or the Second Contract Year) shall mean and refer to the amount, if any, by which the amount of the Base Salary (in accord with paragraph (a) below) is greater than the amount of Other Reportable Income (in accord with paragraph (b) below):



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                                            (a) Base Salary:  the annual rate of
                                            the Executive's  Base Salary for the
                                            contract year in question either (i)
                                            the first  contract year (the "First
                                            Contract  Year")  from  January  11,
                                            1999 through January 10, 2000 or the
                                            second  contract  year (the  "Second
                                            Contract  Year")  from  January  11,
                                            2000 to January  10, 2001 (the First
                                            Contract   Year   and   the   Second
                                            Contract   Year   are   collectively
                                            referred  to as  "Contract  Year(s)"
                                            where applicable; and

                                            (b)  Other  Reportable  Income:  the
                                            Executive's  "reportable income" (as
                                            defined  by  the  Internal   Revenue
                                            Code)  from  all   sources  for  the
                                            Contract  Year in  question  whether
                                            such  "reportable  income"  has been
                                            paid   in   cash   or   is   accrued
                                            (including but not limited to income
                                            received by the  Executive  pursuant
                                            to this  Agreement)  (such income is
                                            referred   to   herein   as   "Other
                                            Reportable Income").

                                    In the event that Other Reportable Income exceeds the Base Salary for the Contract Year in question, then in that event, there is no Pay Differential and the Executive would only receive 90 days Base Salary as his Severance payment.

                                    ii.  Severance  Paid If  Termination  Occurs
                                    During   the   Second   Contract   Year   of
                                    Employment. In the event that Executive is terminated by the Employer not for "Cause" during the Second Contract Year, then in that event, the Employer shall pay the Executive a sum equal to:



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                                            (A) 90 days of  Base  Salary  (which
                                            amount   shall  be  payable  to  the
                                            Executive in any event regardless of
                                            the  amount,  if  any,  of  the  Pay
                                            Differential, plus

                                            (B) the "Pay  Differential," if any,
(as defined and described above).

                                    provided  however,  the  payment  of the Pay
                                    Differential  portion of the Severance  (but
                                    not the 90 days Base  Salary  portion of the
                                    Severance)   shall   be   conditioned   upon
                                    Executive's  obligation to mitigate  damages
                                    by  the  Executive   conducting  a  diligent
                                    search for employment after such termination and the payment of such amount shall be paid upon the conclusion of the Contract Year in question.

     Timing of Severance Payments: Regardless of whether the Severance is being paid in connection with the First Contract Year or the Second Contract Year,

                                            (a) The 90 days of Base Pay  portion
                                            of the  Severance  shall  be paid to
                                            the Executive  upon the  termination
                                            date of the Executive.

                                            (b) The Pay Differential  portion of
                                            the Severance, if any, shall be paid
                                            after the close of the Contract Year
                                            in question  and then within 30 days
                                            after  the  Executive  supplies  the
                                            Employer with such  information  and
                                            documentation   as  are   reasonably
                                            required by the Employer in order to
                                            be able to determine the amount,  if
                                            any, of the Other Reportable  Income
                                            of the  Executive  for the  Contract
                                            Year in question.



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                                    Payments of Other Compensation Components In
                                    the Event of Termination Not For Cause: In the event of termination not for Cause, in addition to the Severance described above, the following shall apply:

                                            (a) The Executive  shall receive his
                                            Incentive Bonus  Compensation  which
                                            shall  be  determined  on the  basis
                                            that (i) all of the MBO  Goals  have
                                            been  achieved  but (ii) such amount
                                            shall be  prorated  to reflect  only
                                            that  portion  of  the  year  during
                                            which the  Executive was employed by
                                            the Employer.

                                            (b) The Incentive  Stock Option Plan
                                            only applies to  employees  and once
                                            the   Executive   ceases  to  be  an
                                            employee of the Employer  such plans
                                            cease to be in effect.

                                            (c) The  Non-Qualified  Stock Option
                                            Plan shall  terminate  to the extent
                                            the  vesting  requirements  have not
                                            been met at the time of termination.
                                            Executives  shall have  thirty  (30)
                                            days from the date of termination to
                                            exercise  the  non-qualified   stock
                                            options which have been vested.

         3.7 Stock Loan/Purchase Program: In order to effectuate this Agreement, the Employer agrees, on a best efforts basis, to locate a block of 62,500 shares of Common Stock of Employer ("Employer Common Stock") that is available for sale by existing shareholder(s) of the Employer at a price of approximately $4.00 per share. The Executive agrees with his own funds to purchase 12,500 shares of such shares at a price of approximately $4.00 per share purchase price. In addition, the Employer agrees to lend (the "Executive Loan") the Executive $200,000 for the sole and only purpose of the purchase by the Executive of the remaining 50,000 shares of Employer Common Stock from such third party pursuant to the following terms and conditions:

     A. Principal Maturity Date: All of the $200,000 of the principal amount of the Executive Loan shall be due and payable Two years from date of making of such $200,000 Executive Loan;



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         B.       Interest Rate: Seven percent (7%) per annum;

         C. Payment of Interest: The interest of seven percent (7%) per annum shall be paid quarterly in arrears on the unpaid principal balance at the end of the third, sixth, ninth, twelfth, fifteenth, eighteenth, twenty-first and twenty-fourth months after the date of the Note.

         D. Evidence of Obligation: The Executive shall execute and deliver a promissory note (the "Executive Note") payable to the Employer evidencing all of the terms and conditions of the $200,000 loan being made to the Executive by the Employer.

         E. Security: The Executive shall pledge (the "Executive Pledge") all the 62,500 shares of Employer Common Stock (including the 12,500 shares of such stock acquired by use of the Executive's own funds) in order to secure the payment of the Executive Note pursuant to the terms and subject to the conditions of a standard stock pledge agreement and such Executive Pledge shall be perfected so that the Employer obtains a first priority security interest in the such 62,500 shares pursuant to the New York Uniform Commercial Code;

         F. Executive Put: Subject to compliance with applicable federal securities laws and any other applicable laws, the Executive shall be able, on a dollar for dollar basis, to put (the "Executive Put") the shares of Employer Common Stock to the Employer in payment of the Executive Note at any time on or prior to the maturity date of the Executive Note pursuant to the following terms and conditions:



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                           (i) Executive Has Unlimited  Upside  Potential  Gain:
                           The Executive shall be entitled to receive and retain all of the benefit of any appreciation that may occur with respect to the 62,500 shares of Employer Common
                           Stock   being   acquired   pursuant   to  the   Stock
                           Loan/Purchase Program and if the Employer Common doubles in value from, for example, $4.00 per share to $8.00 per share, then in that event, the Executive shall only be required to tender 25,000 shares of the 62,500 shares of Employer Common Stock so acquired by the Executive in order to pay off the $200,000 Executive Note and the Executive shall be entitled to keep the remaining 37,500 shares of Employer Common Stock free and clear of any obligation to the Employer.

                           (ii)  Executive  Has $50,000  Maximum  Downside  Loss
                           Risk: The Executive shall also bear the risk of any decline in the value of the Employer Common Stock, but only to the maximum extent of the $50,000 that Executive pays for the 12,500 shares of Employer Common Stock that the Executive is purchasing with his own funds. That is to say, in the event that the Employer Common Stock declines in value from, for example, $4.00 per share to $3.00 per share, the Executive can extinguish all of his obligations under the $200,000 Executive Note by tendering all 62,500 shares of Employer Common Stock (together with a signed and guaranteed stock power signed in blank) even though the market value of the 62,500 shares of Employer Common Stock so tendered by the Executive is only $187,000.

                           (iii) Market Value of Stock: The market value of the Employer Common Stock for the purpose of this
                           Executive Put shall be determined by taking the average of the daily mean of the bid and asked price for such stock for the fifteen (15) days immediately preceding the business day of the sending of the notice exercising the Executive Put of such stock by the Executive.

                           (iv) Notice: Notice of the Executive's exercise of the Executive Put shall be given pursuant to the notice provision of this Agreement.



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                           (v) Put  Procedures:  In the event that the Executive
                           exercises the Executive Put by giving notice thereof pursuant to the notice provisions of this Agreement, the Executive shall tender such number of shares of Employer Common Stock necessary to extinguish the Executive Note and the Executive shall be entitled to receive the remainder of the 62,500 shares acquired by the Executive, if any, that remain after such tender. The shares of Employer Common Stock so tendered by the Executive shall be delivered to Employer together with a stock power signed in blank by the Executive (with his signature guaranteed), and
                           the  remaining   shares  of  Employer   Common  Stock
                           acquired by the Executive (being held pursuant to the
                           Executive   Pledge)   shall  be  released   from  the
                           Executive  Pledge and returned to the Executive  free
                           from  any  restriction,   lien  or  encumbrance.   In
                           addition, the original of the Executive Note shall be marked "paid in full" by the Employer and returned to the Executive.

         G. Prepayment: The Executive may prepay the Executive Note either in whole or part without premium or penalty at any time prior to the Maturity Date of the Executive Note; provided however, in the event that of a partial prepayment of the Executive Note, no shares of such stock held pursuant to the Executive Pledge shall be released to the Executive until the Executive
                  Note is paid in full pursuant to the terms and subject to the conditions hereof and upon the occurrence of such payment in full, the number of shares of such stock so released from the Executive Pledge shall be determined as set forth elsewhere in this Agreement.

         (The provisions of this Section 3.6 of this Agreement shall be referred to as the "Stock Loan/Purchase Program.")

         3.8 Additional Incentive/Non-Qualified Stock Option: In addition to the Base Salary, the Employer agrees to adopt a non-qualified stock option plan (the "Non-Qualified Stock Option Plan") and, as part of such plan, to award the Executive non-qualified stock options (the "Non-Qualified Stock Options") to acquire 175,000 shares of Employer's Common Stock in accordance with the following table the ("NQSO Table") and pursuant to the following terms and subject to the following conditions (the "NQSO Terms and Conditions"):

                                                NQSO Table

Grant Amount               Strike Price              Vesting Market Price

 25,000                    $4.00                              $8.00
 50,000                    $6.00                              $10.00
 50,000                    $8.00                              $12.00
 50,000                    $10.00                    $14.00
-------
175,000

                                         NQSO Terms and Conditions

         A. Vesting: In order for the Executive to qualify for the vesting in accordance with the NQSO Table, the Employer Stock bid price (as reported on NASDAQ) must be at or higher than the Vesting Market Price stated in the NQSO Table for fifteen (15) consecutive business days.

         B. Grant Date: The effective grant date of the Non-Qualified Stock Options shall be the next day following the date on which the Employer Stock price has been at the vesting price for the required fifteen (15) day period.

         C. MBO Goal Must Be Met To Make NQSO Plan Effective: In addition to the foregoing provisions, the Non-Qualified Stock Option Plan shall not become effective unless and until the Required MBO Goal (as defined and described below) occurs.:

                           The "Required MBO Goal" shall mean and refer to Ney, in a manner acceptable to the Board, either: (a) having completed an acquisition of a business that has annual revenues of in excess of $15 million, or
                           (b) having completed an initial public offering of the stock of Ney.

                  The Executive acknowledges and understands that the occurrence of the Required MBO Goal relates solely and only to the effectiveness of the Non-Qualified Stock Option Plan and that other MBO Goals may, and probably will be established in accordance with the standard practices of the Employer, for the purpose of determining the compensation to be paid to Executive pursuant to the Incentive Bonus Compensation plan discussed and described above.

         4. Definition of "Cause" The Executive and the Employer agree that the Employer may terminate the Executive either for "Cause" or not for "Cause" at any time during the term of this Agreement and the parties agree that for the purposes of this Agreement, the term, "Cause," shall mean and refer to the following:

     A. Executive's Conviction of a Felony (which, through lapse of time or otherwise, is not subject to appeal);

     B. Material dishonesty or wrongful taking by the Executive established to the satisfaction of a majority of the Board;

     C. Willful failure or refusal by the Executive without proper cause (i) to perform his obligations under this Agreement or (ii) because of the Executive's material breach without proper cause of any of the covenants provided for in this Agreement or (iii) because of the Executive's willful and repeated failure or refusal without proper cause to follow the instructions of the Board, all as determined by a majority of the Board. Such termination as set forth in this paragraph C. shall be effected by notice thereof delivered by the Employer to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination pursuant to this paragraph C. is because of the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by Employer to the Executive hereunder within any six (6) month period and (iii) within seven days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

         5. Expense Reimbursement. Employer shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the term of employment in the performance of his services hereunder upon presentation of expense statements or vouchers or such other supporting information as Employer may reasonably require of the Executive.

         6. Indemnification. The Executive shall be entitled through the term of employment to the benefit of the indemnification provisions contained on the date hereof in the By-Laws of the Employer as the same may hereafter be amended, and of any indemnification provisions that may hereafter be added to the Certificate of Incorporation of the Employer, to the extent permitted by applicable law at the time of the assertion of any liability against the Executive. The Executive shall also be entitled to the benefit of any Directors and Officers Liability Insurance that the Employer may elect to maintain in effect pursuant to the terms and subject to the conditions of such the policies that evidence such coverage.

         7. Mitigation of Damages. In the event of the termination of the term of employment by the Employer not for "Cause," the Executive shall, nevertheless, be required to mitigate the Executive's damages hereunder; provided however, the obligation of the Executive to mitigate damages shall not apply to the 90 days Base Salary portion of the Severance payments required by this Agreement.

         8. Legal Costs. If either party institutes any legal action to enforce his or its rights under, or to recover damages for breach of, this Agreement, each party shall pay for his or its legal cost and expenses including attorneys fees.

         9. Death and Permanent Disability. In the event of the Executive's death or permanent disability, the Executive shall receive such payments hereunder as shall be awarded to him by a majority of the Board as determined in its sole and complete discretion after taking into consideration all of the relevant circumstances. The Board decision in this regard shall be final and binding on the parties hereto.

         10. Office Facilities and Services. During the term of the employment the Executive shall be accorded such benefits and support services, including but not limited to office facilities, secretarial, financial, communications, security and transportation services and other allowances as are determined to be reasonable and necessary by the Board.

         11. Other Benefits. During the term of employment, the Executive shall remain eligible to participate in any plan or program of the Employer now existing or established hereafter, to the extent that he is eligible under the general provisions thereof.

         12.      Protection of Confidential Information.

         The Executive acknowledges that his employment by the Employer will, throughout the term of employment, bring him into close contact with many confidential affairs of the Employer, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future developments. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual, character. The Executive further acknowledges that the business of the Employer is international in scope, that its products are marketed throughout the world, that the Employer competes in nearly all of its business activities with other organizations which are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Employer from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

         A. That the Executive will keep secret all material confidential matters of the Employer and will not intentionally disclose them to anyone outside of the Employer, either during or after the term of employment except with the Employer's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder and (ii) the Executive may, after giving prior written notice to the Employer to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process; and

         B. That he will deliver promptly to the Employer on termination of his employment by the Employer, or at any other time the Employer may so request, at the Employer's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Employer and which he may then possess or have under his control.

         C. Hiring Restrictions. If the term of employment is terminated pursuant to this Agreement, for a period of two years after such termination without the consent of the Employer, the Executive shall not employ, and shall not cause any entity of which he is an affiliate to employ, any person who was a full-time employee of the Employer or any of its subsidiaries at the date of such termination or within six months prior thereto.

         D. Specific Remedy. In addition to such other rights and remedies as the Employer may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 4, the Employer shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach threatened breach will cause irreparable injury to the Employer and that money damages will not provide an adequate remedy to the Employer.

         13. Ownership of Work Product. The Executive acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product") and that various business opportunities shall be presented to him by reason of his employment by the Employer. The Executive acknowledges that, unless the Employer otherwise agrees in writing, all of the foregoing shall be owned by and belong exclusively to the Employer and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Employer, or are, in the case of Work Product, conceived or made on the Employer's time or with the use of the Employer's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Employer. The Executive shall further, unless the Employer otherwise agrees in writing, (i) promptly disclose any such Work Product and business opportunities to the Employer; (ii) assign to the Employer, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Employer in writing prior to the date hereof.

         14. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

     A. If to the Employer: to the address set forth on the first page of this Agreement.

     B. If to the Executive, to him at his address on the personnel records of the Employer.

     15. General.

     A. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     B. Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     C. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties

     D. No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

         E. Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. the Employer may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Employer, whether by merger, purchase of stock or assets or otherwise, and such successor shall expressly assume such obligations.

         F. Amendments; Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     G. Changes in Capital Structure. For all purposes of this Agreement, (i) all references to "shares" of the Employer ----------------------------- Common Stock shall mean the shares of the Employer Common Stock as they exist on the date hereof, and all securities issued or exchanged with respect to such shares upon any recapitalization, reclassification, merger, consolidation, spin-off, split, dividend, distribution, subdivision or combination of such shares or the like; and all references regarding stock price information shall be equitably adjusted to take into account all events or transactions referred to in the preceding clause (i); and (iii) if sales of the Employer Common Stock are no longer reported on the Composite Tape, all references herein to "as reported on the Composite Tape" shall refer to as reported on the principal national securities exchange on which the Employer Common Stock is listed or admitted to trading, or, if the Employer Common Stock is not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information or if not so reported, the sales price of a share of the Employer Common Stock shall be equitably determined.

     H. Offsets. the Employer shall be entitled to offset and deduct from those payments due to the Executive under this Agreement for money borrowed by the Executive from the Employer.

     [The Remainder of this Page Intentionally Left Blank. The Next Page is the Signature Page.]

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                            ANDERSEN GROUP, INC.


                                            BY: __________________________
                                                     Name: __________________
                                                     Title: ___________________


                                            ------------------------------
                                            PETER BARKER